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                                                                    Exhibit 1.01


                        4,500,000 Shares of Common Stock
                           (675,000 Additional Shares)

                            APPLIEDTHEORY CORPORATION

                             UNDERWRITING AGREEMENT

                                                          April 29, 1999

BEAR, STEARNS & CO.  INC.
CIBC OPPENHEIMER CORP.
LEHMAN BROTHERS INC.
WIT CAPITAL CORPORATION
 As Representatives (the "Representatives") of the
      several Underwriters named in
      Schedule I attached hereto
c/o BEAR, STEARNS & CO.  INC.
245 Park Avenue
New York, N.Y.  10167

Ladies and Gentlemen:

      AppliedTheory Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,500,000 shares (the "Firm Shares") of its common stock, par value $0.01 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 675,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.


      1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters that:

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            (a) The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-72133), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, or incorporated therein by reference, as amended, at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

            (b) At the time the Registration Statement is first filed with the Commission, at the time any amendment to the Registration Statement is filed with the Commission, at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, at the time the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, at the time any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not, do not and will not contain an untrue statement of a material fact and did not, do not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied when so filed in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in


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writing to the Company by or on behalf of any Underwriter through the
Representatives expressly for use in connection with the preparation thereof.

            (c) Neither the Commission nor the "Blue Sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Firm Shares or the Additional Shares, nor, to the knowledge of the Company, has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

            (d) To the knowledge of the Company, Grant Thornton LLP, who have certified the financial statements and supporting schedules included in the Registration Statement and whose reports are filed with the Commission as part of the Registration Statement, are independent public accountants with regard to the Company as required by the Act and the Regulations.

            (e) Subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as set forth in the Registration Statement and in the Prospectus, there has been no material adverse change in the business, prospects, properties (whether or not insured), operations, condition (financial or other) or results of operations of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Change") nor, except as set forth in the Registration Statement and as shall be set forth in the Prospectus, does the Company have knowledge of the existence of any fact, development or event that could reasonably be expected to result in a Material Adverse Change or in a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby (any such result, a "Material Adverse Effect"). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, except as expressly disclosed in the Registration Statement and the Prospectus, the Company has not (i) incurred or undertaken any liabilities or obligations, direct or contingent, not in the ordinary course of business that are material to the Company, (ii) entered into any material transaction not in the ordinary course of business and consistent with past practice, (iii) entered into any agreement or made any commitment binding on the Company to acquire any company, business or assets that is material to the Company taken as a whole or (iv) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock (it being understood that the Company intends to repurchase its outstanding preferred stock as disclosed in the Registration Statement and the Prospectus).


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            (f) The Company has the requisite corporate power and the authority to enter into this Agreement, perform each of its obligations hereunder and issue, sell and deliver the Shares to be sold by it hereunder. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles and (ii) to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

            (g) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares by the Company) do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, give rise to any right to accelerate the maturity or require the prepayment of any obligation of the Company or require any consent (other than any consent that has been obtained), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Company is a party or by which its properties or assets may be bound, or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets.

            (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the valid execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except (i) the registration under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Shares, (ii) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters,
(iii) the approval of the Shares for quotation on the Nasdaq National Market, and (iv) the approval of the Corporate Financing Department of NASD Regulation, Inc.


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            (i) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, were issued in compliance with all applicable United States federal and state securities laws and were not issued in violation of, and upon completion of the offering contemplated hereby such shares will not be subject to, any preemptive or similar rights. The Shares have been duly authorized and, when issued, delivered and sold in accordance with this Agreement, will be validly issued and outstanding, fully paid and non-assessable, and will not have been issued in violation of or be subject to any preemptive or similar rights, and will be free and clear of any pledges, liens, security interests, charges, claims or encumbrances of any kind (other than those created by the Underwriters). The Company has a duly authorized and outstanding capitalization as of December 31, 1998 as set forth under the caption "Capitalization" in the Registration Statement and as shall be set forth in the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and shall be as set forth in the Prospectus. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, security or other right or instrument issued by the Company or to which the Company is a party which requires, permits or provides for the issuance, subscription or purchase of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as described in the Registration Statement. Except as described in the Registration Statement, none of the Company's certificate of incorporation, by-laws or any agreement to which the Company is a party imposes any restrictions on the voting or transfer of any shares of capital stock of the Company.

            (j) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has no subsidiaries. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any claim or notice from any official in any jurisdiction that it is required to be qualified or licensed to do business in any jurisdiction in which it is not so qualified or licensed. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectus, and the Company has not received any notice of any proceedings relating to the revocation or modification of any thereof, nor is the Company aware of any basis therefor, and no such consent, approval, authorization, order, registration, qualification,


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franchise license or permit contains a materially burdensome restriction that is not accurately disclosed in the Registration Statement and the Prospectus.

            (k) Except as described in the Registration Statement and as shall be described in the Prospectus, there is no action, suit, investigation or proceeding, governmental or otherwise, to which the Company is a party or to which any property of the Company is subject or which is pending or, to the best knowledge of the Company, threatened against the Company which (i) if adversely decided or concluded, could reasonably be expected to have a Material Adverse Effect, (ii) is required to be disclosed in the Registration Statement or (iii) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance of, the Shares or the execution and delivery of this Agreement or any of the other transactions contemplated hereby, or questions the legality or validity of any such transactions or that seeks to recover damages or obtain other relief in connection with any of such transactions.

            (l) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or otherwise.

            (m) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and as will be set forth in the Prospectus present fairly the financial condition, results of operations, stockholders' equity and cash flows and other information purported to be shown therein of the Company at the dates and for the periods indicated and present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and are in accordance with the books and records of the Company, respectively, in all material respects. No other financial statements or supporting schedules are required by Form S-1 to be included in the Registration Statement or the Prospectus. The financial data set forth in the Registration Statement and as will be set forth in the Prospectus under the captions "Prospectus Summary -- Summary Financial Information", "Capitalization", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Registration Statement and as will be stated in the Prospectus, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and as will be set forth in the Prospectus. The "as adjusted" financial information included in the Registration Statement and as will be included in the Prospectus that gives effect to the issuance of the Shares, the application of the net proceeds therefrom and the other transactions and events specified therein presents fairly the information contained therein, has been properly compiled on the basis of the assumptions set forth with respect thereto, and the assumptions used in the preparation


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thereof are reasonable and the adjustments to the historical figures have been properly applied to such figures. All other financial information and statistical data set forth in the Registration Statement and as will be set forth in the Prospectus are, in all material respects, accurately presented and, in the case of such financial information, has been prepared on an accounting basis consistent with the financial statements included in the Registration Statement and as will be included in the Prospectus.

            (n) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements (or elsewhere) in the Registration Statement and as will be set forth in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the financial statements or elsewhere in the Registration Statement or the Prospectus, or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid, subsisting and enforceable leases, with such exceptions as are not, individually or in the aggregate, material and do not, individually or in the aggregate, interfere with the use made or proposed to be made of such properties by the Company. Except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to conduct its operations as now conducted.

            (o) The Company has (i) filed all federal, state and local and foreign tax returns which are required to be filed through the date hereof, and all such tax returns are true, complete and accurate in all material respects, or (ii) received valid extensions thereof and have paid all taxes shown on such returns and all assessments received by it, except (a) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, or (b) in the case of state and local and foreign tax returns, the failure to file, extend the due date of or pay the same, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company which could materially and adversely affect the business or properties of the Company; to the Company's best knowledge, all tax liabilities are adequately provided for on the books of the Company.

            (p) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" or an entity "controlled by" an "investment company" within the meaning of Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

            (q) The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct its business as now conducted by the Company as


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described in the Registration Statement and as will be described in the
Prospectus, except for those patents, trademarks, service marks, trade names, copyrights, technology and know-how the failure to own or have the right to use which would not have a Material Adverse Effect, and, except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, the Company has not received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how; and to the best knowledge of the Company, the Company does not, in the conduct of its business as now conducted, infringe or conflict with any such rights of any third party, except as described in the Registration Statement and will be disclosed in the Prospectus.

            (r) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments or other documents (collectively, the "Documents") required to be described or referred to in, or filed with, the Registration Statement and the Prospectus, other than those described or referred to therein or filed as exhibits thereto; all such descriptions are accurate in all material respects and present fairly the information required to be described therein.

            (s) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them, and there are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus, except in all cases as disclosed in the Registration Statement and as will be disclosed in the Prospectus; all such descriptions are accurate in all material respects and present fairly the information required to be described in the Registration Statement and as will be described in the Prospectus.

            (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (u) The Company is not in violation or breach of, or in default (nor has any event occurred which with notice, or lapse of time, or both, would constitute a default) under, any contract, agreement, indenture, loan or other agreement, instrument, mortgage, note, permit, lease, license, arrangement or understanding to which the


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Company is a party or by which the Company or any of its properties may be bound where such default, either individually or together with all such other defaults, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder. Each such contract, agreement, indenture, loan or other agreement, instrument, mortgage, note, permit, lease, license, arrangement and understanding to which the Company is a party or by which the Company or any of its properties may be bound is in full force and effect and is the legal, valid, and binding obligation of the Company, and, to the knowledge of the Company, the other parties thereto and is enforceable against the Company, as the case may be, and, to the knowledge of the Company, against the other parties thereto in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equity principles. The Company enjoys peaceful and undisturbed possession under all material leases and material licenses under which the Company is operating. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or bylaws. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except such as are described in the Registration Statement and as will be described in the Prospectus or such as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (v) The Company has obtained from each of the Company's executive officers, directors and security holders set forth on Schedule II hereto a written agreement, in a form or forms approved by the Representatives and their counsel (a "Lock-Up Agreement"), that for a period of 180 days from the date of the Prospectus each such holder will not, without the prior written consent of Bear, Stearns & Co. Inc. directly or indirectly, (i) offer, pledge, sell, agree to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, lend or otherwise dispose of or establish a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange
Act), with respect to any shares of capital stock, or any security convertible into, exercisable for or exchangeable for capital stock of the Company, now or hereafter acquired by such holder, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company or any such other security, whether any such transaction is to be settled by delivery of capital stock of the Company or such other securities, in cash or otherwise, except pursuant to the option agreements as described in the Prospectus under the caption "Certain Transactions--Option Agreements" and, in the case of NYSERNet.net, Inc., the sale of preferred stock to the Company as contemplated in the Prospectus under the caption "Certain Transactions--Borrowings with NYSERNet.net and Redeemable Preferred Stock." Notwithstanding anything to the contrary in the foregoing, no consent shall be required for any transfer of Common Stock by such holder (x) in the case of individuals, to a member of said holders' immediate family and (y) in the case of other holders, to any person at the time directly or indirectly controlling,


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controlled by or under direct or indirect common control with such holder, provided, however, that, in the case of each of (x) and (y), such transferee shall agree in a letter agreement addressed to Bear, Stearns & Co. Inc., prior to or contemporaneously with such transfer, to be bound by the provisions of the lock-up agreement to the same extent as such holder and shall promptly deliver to Bear, Stearns & Co. Inc. a copy of such lockup agreement.

            (w) The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

            (x) Except as described in the Registration Statement and as will be described in the Prospectus, (i) no labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is threatened and (ii) the Company is not aware of any labor disturbance by the employees of any of its significant manufacturers, suppliers, customers or contractors, that could reasonably be expected in the case of both (i) and (ii) to have a Material Adverse Effect.

            (y) Except as described in the Registration Statement and as will be described in the Prospectus, (i) the Company is not a party to or bound by any stockholders' agreements or voting trusts with respect to any securities of the Company and (ii) there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

            (z) Except as disclosed in the Registration Statement and as will be disclosed in the Prospectus or as would not otherwise, individually or in the aggregate, have a Material Adverse Effect (i) the Company is not in violation of any federal, state or local law or regulation relating to occupational safety and health or to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws, codes and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials or substances, solid or hazardous wastes, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Materials of Environment Concern, underground or above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom and damages to natural resources (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and


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conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no governmental investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, clean-up costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, controlled or operated by the Company, now or in the past (collectively, "Environmental Claims"), pending or, to the best knowledge of the Company, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (iv) the Company has received all permits, licenses or other approvals required under applicable federal, state and local occupational safety and health and Environmental Laws and regulations to conduct their respective businesses; and
(v) the Company is in compliance with all terms and conditions of any such permits, licenses or approvals, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or together with all such other violations or failures, have a Material Adverse Effect.

            (aa) Except as described in the Registration Statement and as will be described in the Prospectus, the Company has not incurred any liability for the finder's fees or similar payments in connection with the transactions contemplated hereby.

            (bb) The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance with ERISA to the extent it could not be expected to have a Material Adverse Effect. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any


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"employee benefit plan" established or maintained by the Company or any of its
ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (cc) The Company has in effect, with insurers of recognized financial responsibility, insurance with respect to its business and properties against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations.

            (dd) The disclosures in the Registration Statement and the Prospectus related to Year 2000 compliance comply in all material respects with the requirements of SEC Release 33-7558.


      2. PURCHASE, SALE AND DELIVERY OF THE SHARES.


            (a) The Company agrees to sell to the respective Underwriters and, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite its name in Schedule I hereto at a price per share of [________] with respect to an aggregate of 4,500,000 shares, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof at a price per share of [_________].

            (b) Delivery of certificates for the Firm Shares and payment of the purchase price shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place or places as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company elects to rely on Rule 430A of the Regulations, the third or fourth day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date; provided that, if so specified by the Representatives, the Firm Shares may be represented by a global certificate registered in the name of Cede & Co., as nominee of The Depositary Trust Company ("Cede"). The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.

            (c) In addition, the Company hereby grants to the several Underwriters the option (the "Option") to purchase all or any portion of the Additional Shares at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Shares as set forth in Section 2(a), for the sole purpose of covering over-allotments in the sale of Firm Shares by the several Underwriters. The number of Additional Shares to be purchased from the Company by each Underwriter (as adjusted by the Representatives to eliminate fractions) shall be determined by multiplying the number of Additional Shares to be sold by the Company by a fraction, the numerator of which is the number of Firm Shares purchased by such Underwriter and the denominator of which is the aggregate number of Firm Shares purchased by all the Underwriters from the Company hereunder, plus any additional number of Shares which the Underwriters may become obligated to purchase pursuant to the provisions of Section 9 hereof. The Option may be exercised at any time, in whole or in part, on or before the thirtieth (30) day following the date of this Agreement, by written notice by the Representatives to the Company in the manner specified in Section 12 hereof. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time, as reasonably determined by the Representatives, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the Option shall have been exercised nor later than the tenth (10) full business day after the date on which the Option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Additional Closing Date; provided, that, if so specified by the Representatives, the Additional Shares may be represented by a global certificate registered in the name of Cede. The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the

Additional Closing Date at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.

            Delivery of the certificates for the Additional Shares shall be made to the Representatives, for the respective accounts of the Underwriters, against payment by the Representatives, on behalf of the respective Underwriters, for the Additional Shares by wire transfer at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable.

            (d) The Underwriters shall not be obligated to purchase any Firm Shares from the Company except upon tender to the Underwriters by the Company of all of the Firm Shares. The Company shall not be obligated to sell or deliver Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares agreed to be purchased by them hereunder.


      3. OFFERING. As soon after the Registration Statement becomes effective as the Representatives deem it advisable to do so, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

      4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:


            (a) If the Registration Statement or any post-effective amendment thereto, has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file with the Commission the Prospectus (properly completed) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing.

            The Company will notify the Representatives immediately (and, if requested by you, will confirm such notice in writing), (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any Stop Order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments or other communication from the Commission and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a Stop Order at any time, the Company will make every reasonable effort to prevent the issuance of any such Stop Order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which the Representatives shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Representatives or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Regulations, the Company will notify the Representatives promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) that will correct such statement or omission and which will effect such compliance and will use its best efforts to have any such amendment to the Registration Statement declared effective as soon as possible.

            (c) The Company will promptly deliver to the Representatives two conformed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Representatives may reasonably request. The Company consents to the respective use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto by the Representatives, the Underwriters and by all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares, as appropriate, and as to the Prospectus or any amendment or supplement thereto during such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

            (d) The Company will take such action as the Representatives may reasonably request at or prior to the time of effectiveness of the Registration Statement, in connection with the qualification or registration of the Shares for offering and sale under the securities or "Blue Sky" laws relating to the offering or sale of the Shares of such jurisdictions as the Representatives may designate and to maintain such qualifications and registrations in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation in any jurisdiction where it is not now qualified or to execute a general consent to service of process in any action other than one arising out of the offering or sale of the Shares in such jurisdiction.

            (e) The Company will make generally available (within the meaning of Section 11 (a) of the Act) to its security holders and to the Representatives (in such numbers as the Representatives may reasonably request for distribution to the Underwriters) as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the Regulations and in such numbers as the Representatives shall reasonably request) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.


            (f) During the period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) except (i) pursuant to this Agreement, (ii) grants of options pursuant to the Company's existing stock option plans, (iii) issuances and/or sales of Common Stock pursuant to the Company's existing stock option plans, employee stock purchase plan and other options granted by the Company and outstanding on the date of this Agreement and (iv) issuances of Common Stock in connection with acquisitions by the Company, provided in the case of this clause (iv), the recipients of such Common Stock execute a lock-up agreement in the form contemplated by Section 1(v) of this Agreement, and the Company will obtain and deliver to the Representatives concurrently with the execution of this Agreement the lock-up agreements specified in Section 1(v). The foregoing notwithstanding, prior to the expiration of such 180-day period, the Company may file one or more registration statements with the Commission on Form S-8 relating to the Company's existing stock option plans and stock purchase plan as disclosed in the Registration Statement and as will be disclosed in the Prospectus.


            (g) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company shall not be obligated to deliver any report or communication available through EDGAR.

            (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

            (i) The Company will use its best efforts to obtain the quotation of the Shares on the Nasdaq Stock Market and will take all necessary steps to cause the Shares to be included on the Nasdaq National Market.

            (j) The Company will file with the Commission such information as may be required pursuant to Rule 463 of the Regulations.

            (k) The Company will comply with all provisions of all undertakings pursuant to Item 512 of Regulation S-K under the Act contained in the Registration Statement.

            (l) After the date of this Agreement and prior to the date on which the Offering will be completed, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company, or its business, prospects, properties, assets, earnings, condition (financial or other), results of operations or this offering without the prior written consent of the Representatives, which consent will not be unreasonably withheld or delayed.


      5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto (including, without limitation, fees, disbursements and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the reasonable fees and disbursements of counsel to the Underwriters in relation thereto, (iv) the quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc. ("NASD"), (vi) all costs and expenses incident to any review by the NASD of the terms of the sale of the Shares (including, without limitation, reasonable fees and expenses of Underwriters' counsel in relation thereto), (vii) printing certificates representing the Shares and (viii) the cost and charges of any transfer agent or registrar.




      6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject, in the Representatives' discretion, to the condition that all the representations and warranties of the Company herein contained are true and correct, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if any, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Representatives or to Paul, Hastings, Janofsky & Walker LLP ("Underwriters' Counsel") pursuant to this Section 6 of any qualification or limitation not previously approved by the Representatives, to the performance by the Company in all material respects of its obligations hereunder, and to the following additional conditions:

            (a) (i) The Registration Statement shall have become effective not later than 5:30 p.m., New York City time on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representatives; if the Company shall have elected to rely upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion pursuant to Rule 424(b) under the Act within the applicable time period prescribed in the Regulations for such filing in accordance with Section 4(a) hereof, and, at or prior to the Closing Date no Stop Order shall have been issued and no proceedings therefor shall, to the knowledge of the Company, have been initiated or threatened by the Commission or the authorities of any such jurisdiction; (ii) all requests for additional information on the part of the Commission shall have been complied with to the Commission's reasonable satisfaction, and (iii) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not reasonably object thereto.

            (b) At the Closing Date, the Representatives shall have received the opinion of Dewey Ballantine LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not, individually or in the aggregate, have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. To such counsel's knowledge there are no subsidiaries of the Company.

                  (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." To the knowledge of such counsel, all of the outstanding shares of capital stock of the Company are duly authorized and validly issued, are fully paid and non-assessable, were issued in accordance with all applicable United States federal and state securities laws and, except as disclosed in the Prospectus, were not issued and are not now in violation of, and upon completion of the offering contemplated by this Agreement will not be subject to, any preemptive or other similar rights. The Shares have been duly authorized and when issued, delivered and sold by the Company against payment therefor in accordance with this Agreement will be duly authorized, validly issued and outstanding, fully paid and non-assessable and will not be subject to any preemptive rights, or to the knowledge of such counsel, or any similar rights. Upon delivery of certificates evidencing the Shares and payment therefor as contemplated hereby, the Underwriters will acquire good, valid and marketable title to the Firm Shares (and the Additional Shares, if any) free of any adverse claim, assuming the Underwriters are acting in good faith and without notice of any adverse claim. The Common Stock, the Firm Shares and the Additional Shares conform in all material respects as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock," and such descriptions fairly present in all material respects the information required to be presented therein pursuant to Item 202 of Regulation S-K under the Act with respect to such legal matters. The form of certificate evidencing the Shares to be delivered hereunder complies in all material respects with the requirements of the Delaware General Corporation Law.

                  (iii) Except as disclosed in or described in the Registration Statement and the Prospectus, to such counsel's knowledge there is no commitment, plan, or arrangement for the Company to issue and no outstanding options, warrants, securities, instruments or other rights requiring, permitting or providing for the issuance of, and no written commitments entered into by the Company to issue, subscribe or purchase any shares of capital stock of the Company or any security or other instrument convertible into exercisable for or exchangeable for capital stock of the Company. Except as described in the Prospectus and the Registration Statement and as may be required by applicable securities laws, to such counsel's knowledge, none of the Company's certificate of incorporation, by-laws or, any other agreement to which the Company is a party imposes restrictions on the voting or transfer of shares of capital stock of the Company.

                  (iv) Except as described in the Registration Statement, to such counsel's knowledge (a) the Company is not a party to or bound by any stockholders' agreements or voting trusts with respect to any securities of the

      Company and (b) there are no contracts, written agreements or written understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement in the Registration Statement.

                  (v) The Company has the requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder, and to issue, sell and deliver the Shares to the Underwriters. This Agreement and the transactions contemplated herein have been duly and validly authorized, executed and delivered by the Company.

                  (vi) To such counsel's knowledge, there is no action, suit, investigation or proceeding, governmental or otherwise, before any court or before or by any public, regulatory or governmental agency or body pending or threatened against or involving any of the properties or business of, the Company which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been disclosed therein as required.

                  (vii) The execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Shares by the Company) and the reorganization of the Company as a Delaware corporation do not and will not (a) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, give rise to any right to accelerate the maturity, or require the prepayment of any obligation of the Company or require any consent (other than any consents that have been obtained), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement filed as an exhibit to the Registration Statement, (b) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, (c) violate or conflict with any judgment, decree or order of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets, and which is specifically applicable to the Company and is known to such counsel or (d) violate applicable provisions of any statute or regulation of the State of New York or of the United States or the General Corporation Law of the State of Delaware, and which, in such counsel's experience, are ordinarily applicable to transactions of the type contemplated hereby.

                  (viii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the valid execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) such as may be required under state securities or Blue Sky laws or from the Corporate Financing Department of NASD Regulation, Inc. in connection with the purchase and distribution of the Shares by the Underwriters (as to all of which such counsel need express no opinion),
      (b) such as have been made or obtained under the Act and the Exchange Act, and (c) the approval of the Shares for quotation on the Nasdaq National Market, subject to official notice of issuance.

                  (ix) The Registration Statement and the Prospectus (other than the financial statements and schedules and other financial or statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Regulations.

                  (x) Such counsel has been advised by the Commission that the Registration Statement has been declared effective under the Act, and, to the knowledge of such counsel, no Stop Order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued, no proceedings therefor have been initiated or threatened by the Commission or any state securities or "Blue Sky" authority and all filings required by Rule 424(b) under the Act have been made.

                  (xi) To such counsel's knowledge, the Company is not in violation or breach of, or in default (nor, to such counsel's knowledge, has any event occurred which with notice, or lapse of time, or both, would constitute a default) under any term of its certificate of incorporation or bylaws or under any contract or agreement filed as an exhibit to the Registration Statement, except for any such violations, breaches or defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xii) To such counsel's knowledge, the Company has such consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits as may be required of it under any statute or regulation of the State of New York or of the United States or under the General Corporation Law of the State of Delaware to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, except for any such consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits the failure of which to have could not reasonably be expected to have a Material Adverse Effect. To such counsel's knowledge, the Company is in compliance with all terms and conditions of any such consent, approval, authorization, order, registration, qualification, license or permit, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xiii) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" or an entity "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

                  (xiv) Such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

                  (xv) The reorganization of the Company as a Delaware corporation has been validly consummated in accordance with the General Corporation Law of the State of Delaware and each outstanding share of common stock and preferred stock of the Company has been converted as provided in the Agreement of Merger between the constituent parties.

            In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of Grant Thornton LLP and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Prospectus, any amendment thereof or supplement thereto and related matters were discussed. On the basis of the foregoing, and without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement at the time it became effective, or any amendment thereof subsequent to the date hereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the date of such opinion contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief, view or opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

            In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of governmental officials, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Representatives and they are justified in relying thereon.

            (c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (d) At the Closing Date, the Representatives shall have received a certificate of the Company, executed on behalf of the Company by the Chief Executive Officer or President and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the conditions set forth in subsection (a) of this Section 6 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are true and accurate, (iii) at the time of the Closing on the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Effect, or any development involving a prospective Material Adverse Change, on the Company, except in each case as described in the Prospectus.

            (e) At the time this Agreement is executed and at the Closing Date, the Representatives shall have received a letter from Grant Thornton LLP, independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, as appropriate, addressed to the Underwriters and in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) in their opinion, the financial statements and schedule of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company through the date of such letter, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events through a date not more than three days prior to the date of such letter and other specified procedures and inquiries to a date not more than three days prior to the date of such letter, nothing has come to their attention (except as noted therein) that would cause them to believe that: (A) as of the date not more than three days prior to the date of such letter, there was any change in the capital stock or paid-in capital, increase in long-term debt, or decrease in net current assets or net assets and changes in stockholders' equity (deficit) of the Company as compared with amounts shown in the December 31, 1998 audited balance sheet included in the Registration Statement, (B) for the period from January 1, 1999 to a date not more than three days prior to the date of such letter, there were any decreases as compared to the corresponding period in the preceding year, in revenues or increases in the total or per share amount of net loss, and (C) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by the Representatives prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by the Representatives set forth in such letter, and found them to be in agreement.

            (f) Prior to the Closing Date the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            (g) The Representatives shall have received from each person who is a director or officer of the Company or such security holder as has been heretofore designated by you and listed on Schedule II hereto the agreements required by Section 1(v).

            (h) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market under the symbol disclosed in the Prospectus.

            (i) The Company shall not have sustained, (i) since the date of the latest financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or expressly contemplated in the Prospectus which loss or interference is not immaterial to the Company, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth or expressly contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(i), in the Representatives' reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representatives at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representatives at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.


      7. INDEMNIFICATION.


            (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents and counsel and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, any state securities or Blue Sky law or otherwise, insofar as such losses, liabilities, claims, damages, obligations, penalties, judgments, awards, costs, disbursements or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state in any preliminary prospectus, the Registration Statement for the registration of the Shares or the Prospectus, or in any amendment thereof or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that (A) the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage, obligation, penalty, judgment, award, cost, disbursement or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein and (B) the indemnity agreement contained in this Section 7(a) with respect to any preliminary prospectus (or the Prospectus) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus (or the Prospectus) was corrected in the Prospectus (or the Prospectus as amended or supplemented) and delivery of such Prospectus (or the Prospectus as amended or supplemented) would have eliminated any such loss, liability, claim, damage or expense unless the failure is the result of non-compliance by the Company with Section 4(c) hereof.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the table listing Underwriters under the caption "Underwriting" in the Prospectus and in the third, eighth, ninth and tenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in any registration statement relating to the Shares as originally filed, in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 unless and to the extent the indemnifying party did not otherwise learn of such action and such failure to notify results in the forfeiture by the indemnifying party of substantial rights and defenses). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

      8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including without limitation any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share of the total underwriting discount set forth in the table on the cover page of the Prospectus based on the number of shares underwritten by it as compared to the number of shares underwritten by all Underwriters who do not default on their obligations under this Section 8 less all amounts paid or payable by such Underwriter pursuant to Section 7; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this
Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise unless and to the extent the party from whom contribution is sought did not otherwise learn of such action and such failure to notify results in the forfeiture by the party from whom contribution is sought of substantial rights and defenses. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.


      9. DEFAULT BY AN UNDERWRITER.


            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. If within five calendar days after such a default the Representatives do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7 and 8 hereof) or the several non-defaulting Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters (except as provided in Sections 5, 7 and 8 hereof) of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.


      10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.



      11. EFFECTIVE DATE OF AGREEMENT; TERMINATION.

            (a) This Agreement shall become effective (i) if Rule 430A under the Act is not used, when the Representatives shall have received notification of the effectiveness of the Registration Statement or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fourteenth
(14) full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representatives or by the Representatives notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

            (b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date) by notice to the Company from the Representatives, without liability (other than with respect to Sections 7 and 8 hereof) on the part of any Underwriter to the Company, if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its, his or her part to be performed hereunder, (ii) any other condition to the Underwriters' obligations hereunder set forth in Section 6 is not fulfilled when and as required in any material respect, (iii) trading in securities on the New York or American Stock Exchanges, or Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices shall have been established or maximum price ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or Nasdaq National Market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by a federal or state authority or any new restriction materially and adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, (v) there shall have occurred an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Representatives' judgment, to make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectus, (vi) since the respective dates as of which information is given in the Prospectus, there shall have occurred a Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth and expressly contemplated by the Prospectus, the effect of which in the Representatives' reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated hereby and by the Prospectus, or (vii) there shall have occurred such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the judgment of the Representatives, makes it inadvisable or impracticable to proceed with the sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated hereby and by the Prospectus.

            (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by the Representatives as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof (except clauses (i) and (ii) thereof)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein required to be satisfied by the Company is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representatives, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.


      12. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to Applied Theory Corporation, 40 Cutter Mill Road, Suite 405, Great Neck, NY 11021, Attention: Richard Mandelbaum, Chairman and Chief Executive Officer.


            In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Bear, Stearns & Co. Inc. on behalf of the Representatives.


      13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

      14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



      15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.



      16. PARTIAL INVALIDITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, and upon acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request.

                                       Very truly yours,

                                       APPLIEDTHEORY CORPORATION


                                       By:______________________________________
                                          Name:
                                          Title:

Accepted as of the date first above written at New York, New York, on behalf of themselves severally and the other several Underwriters named in Schedule I hereto.

BEAR, STEARNS & CO. INC.
CIBC OPPENHEIMER CORP.
LEHMAN BROTHERS INC.
WIT CAPITAL CORPORATION

By: BEAR, STEARNS & CO. INC.


By: ______________________________
    Name:
    Title: